UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022 (December 16, 2022)

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, Aries I Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Infinite Assets, Inc., a Delaware corporation (“Infinite”), entered into an Agreement and Plan of Merger, dated December 13, 2021 (the “Merger Agreement”), by and among the Company, Infinite and Aries I Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which provided that if the Merger Agreement was approved by the Company’s shareholders, and the transactions contemplated by the Merger Agreement were consummated, Merger Sub would merge with and into Infinite, with Infinite surviving the merger as a wholly owned subsidiary of the Company, which would be renamed “InfiniteWorld, Inc.”

On December 16, 2022, the Company and Infinite entered into a Termination of Agreement and Plan of Merger (the “Termination Agreement”) pursuant to which the Company and Infinite mutually agreed to terminate the Merger Agreement in accordance with Section 10.01(a) of the Merger Agreement. Their decision to enter into the Termination Agreement took into account current market conditions in certain sectors, the general difficulties facing special purpose acquisition companies, and other market factors. The termination of the Merger Agreement became effective as of such date and, as a result, the Merger Agreement is of no further force and effect and neither the Company nor Infinite shall have any continuing liability under the Merger Agreement.

Aries intends to continue to pursue the consummation of an initial business combination with an appropriate target. Any alternative acquisition must be consummated by December 21, 2022 (or August 21, 2023 if the Company extends the time to consummate an initial business combination to the fullest extent available), or during any additional shareholder-approved extension period.

The foregoing descriptions of the Termination Agreement and the Merger Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Termination Agreement and the Merger Agreement, which are filed as Exhibit 2.1 to this Current Report on Form 8-K and as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2021, respectively, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Termination of Agreement and Plan of Merger, dated December 16, 2022, by and between Aries I Acquisition Corporation and Infinite Assets, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES I ACQUISITION CORPORATION

	By:	/s/ Paul Wolfe
Name: Paul Wolfe
Title: Chief Operating Officer

Dated: December 16, 2022